UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
















        Date of Report (Date of earliest event reported): August 28, 1996


                         Louisiana Casino Cruises, Inc.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Louisiana                         33-73534                          72-1196619
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(State or other                 (Commission                      (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)



               1717 River Road North, Baton Rouge, Louisiana 70802
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                  (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (504) 381-7777

                                       N/A
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          (Former name or former address, if changed since last report)



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



Item 5.  Other Events.

         On  July  30,  1996,  Louisiana  Casino  Cruises,   Inc.,  a  Louisiana
corporation (the "Company"), commenced an offer to purchase for cash up to $2,110,000 aggregate principal amount of its 11 1/2% First Mortgage Notes Due 1998 (the "Notes") for 100% of their principal amount plus accrued interest to but not including the payment date. The offer expired at 5:00 p.m., New York City time, on August 28, 1996. Payment for the Notes accepted for purchase was made on August 29, 1996. Of the $46,778,000 aggregate princpal amount of Notes outstanding, holders tendered $41,777,000 aggregate principal amount pursuant to the offer.

         The offer was made pursuant to the requirements of the Indenture, dated as of November 15, 1993, between the Company and The Bank of New York, as successor Trustee (the "Trustee"). The Trustee selected $2,110,000 aggregate principal amount of Notes to be purchased, prorated among the Notes tendered pursuant to the offer. As a result of the offer, there currently are $44,668,000 aggregate principal amount of Notes outstanding.

         The Company expended approximately $2,169,000 to purchase the Notes and pay all accrued and unpaid interest. The Company used cash on hand to pay such amount.



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




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  LOUISIANA CASINO CRUISES, INC.



Dated: September 6, 1996                    By: /s/ W. Peter Temling
                                                --------------------
                                                W. Peter Temling, Acting
                                                Chief Financial Officer




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